POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. (the “Company”) desire to authorize John J. Davis and Anthony C. Weagley to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Davis and Anthony C. Weagley, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including any and all amendments to such report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 13th day of March, 2007.

/s/ ALEXANDER BOL *	/s/ HUGO BARTH, III *
Alexander A. Bol	Hugo Barth, III
Director and Chairman of the Board	Director

/s/ JOHN J. DAVIS *	/s/ DONALD G. KEIN *
John J. Davis	Donald G. Kein
President and Chief Executive Officer and Director	Director

James J. Kennedy	Herbert Schiller
Director	Director

/s/ NORMAN F. SCHROEDER *
Paul Lomakin, Jr.	Norman F. Schroeder
Director	Director

/s/ EUGENE V. MALINOWSKI *	/s/ BRENDA CURTIS *
Eugene V. Malinowski	Brenda Curtis
Director	Director

/s/ STEPHEN J. LaMONT *
Kenneth W. Battiato	Stephen J. LaMont
Director	Director

/s/ WILLIAM THOMPSON *	/s/ JOHN DeLANEY *
William Thompson	John DeLaney
Director	Director

/s/ ANTHONY C. WEAGLEY
Anthony C. Weagley
Vice President & Treasurer (Chief Accounting and Financial Officer)